Exhibit 99.1
METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FOURTH QUARTER 2008 RESULTS
— Solid Growth in Earnings —
— Proactively Initiated Cost Reduction Program —
COLUMBUS, Ohio, USA — February 5, 2009 — Mettler-Toledo International Inc. (NYSE: MTD) today announced fourth quarter results for 2008. Provided below are the highlights:
•	Sales in local currency increased 1% in the quarter. Reported sales declined 4% due to a negative 5% currency impact.

•	Net earnings per diluted share as reported (EPS) were $1.84, compared with $1.72 in the fourth quarter of 2007. Adjusted EPS was $2.00, an increase of 16% over the prior year amount of $1.73. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items and restructuring charges. A reconciliation to EPS is provided on the last page of the attached schedules.
Fourth Quarter Results
Olivier Filliol, President and Chief Executive Officer, stated, “We achieved solid sales performance in the quarter in a difficult market environment. Strict expense control helped to drive strong growth in Adjusted EPS. While we achieved a record level of financial performance in 2008, we also proactively initiated a Cost Reduction Program to prepare for the challenging market conditions we expect in 2009.”
EPS was $1.84, compared with the prior year amount of $1.72. Adjusted EPS was $2.00, an increase of 16% over the prior year amount of $1.73.
Sales were $509.7 million, compared with $532.8 million in the prior year, reflecting a 1% increase in local currency sales compared with the prior year quarter. Reported sales declined 4% due to a negative 5% currency impact. By region, local currency sales increased 1% in Europe and 6% in Asia / Rest of World and declined 3% in the Americas. Adjusted operating income amounted to $101.0 million, a 6% increase over the prior year amount of $95.4 million. Adjusted operating income is a non-GAAP measure and a reconciliation to earnings before taxes is provided in the attached schedules.
Cash flow from operations was $62.9 million, compared with $59.1 million in 2007.
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Full Year 2008 Results
EPS was $5.79, compared with the prior year amount of $4.70. Adjusted EPS was $5.84, an increase of 23% over the prior year amount of $4.74.
Sales were $1.97 billion, compared with $1.79 billion in the prior year, an increase of 6% in local currency sales. Reported sales growth was 10% and included a 4% currency benefit. By region, local currency sales growth was 6% in Europe, 2% in the Americas and 16% in Asia / Rest of World. Adjusted operating income amounted to $311.0 million, a 13% increase over the prior year amount of $274.7 million.
Cash flow from operations was $223.8 million, compared with $228.2 million in 2007.
Cost Reduction Program
The Company has initiated a Cost Reduction Program which includes a reduction of its workforce by approximately 600 people or 5% of the total as well as other cost containment measures. The Company will record pre-tax restructuring charges, consisting principally of severance-related costs, of approximately $15 million to $20 million of which $6.4 million was recorded in the fourth quarter. The remaining amount will be substantially recognized in early 2009. The Program should reduce operating costs by more than $40 million annually.
Outlook 2009
The Company stated that forecasting is very difficult given the significant uncertainty and volatility in today’s global economy. Management’s working assumption is that 2009 will be a difficult year, and it estimates local currency sales growth in the range of -4% to -8% and Adjusted EPS in the range of $4.80 to $5.30, a decline of 9% to 18%. Adjusted EPS excludes purchased intangible amortization, discrete tax items and restructuring charges.
For the first quarter 2009, the Company anticipates local currency sales growth in the range of -6% to -8% and Adjusted EPS in the range of $0.80 to $0.90, a decline of 11% to 21%.
While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS. EPS guidance has not been provided because it would require a currently undetermined estimate of restructuring charges and discrete tax items.
Conclusion
Filliol concluded, “Our Cost Reduction Program is designed to help us weather the economic downturn. At the same time, we will continue to make substantial investments in research and development and Spinnaker-related marketing programs aimed at building our leadership for the long term.”
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“Mettler-Toledo is an excellent franchise. We have market-leading positions; an unmatched global footprint; an excellent product portfolio; significant diversification with respect to customers, end markets and geography; an experienced management team throughout the Company; a well-defined strategy; and an organization-wide focus on execution. Our capital structure is strong and our cash flow generation is solid. With the offensive and defensive initiatives we are undertaking, we believe we will emerge from this downturn with a stronger competitive position.”
Other Matters
The Company will host a conference call to discuss its fourth quarter results today (Thursday, February 5) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located in the “Investor Relations” section of Mettler-Toledo’s website prior to the call.
METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company is the world’s largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications. The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development. In addition, the Company is the world’s largest supplier of metal detection and other end-of-line inspection systems used in production and packaging and holds a leading position in certain process analytics applications. Additional information about METTLER TOLEDO can be found at “www.mt.com.”
Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.
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METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	December 31, 2008		% of sales	December 31, 2007	% of sales

Net sales	$509,687	(a)	100.0	$532,840	100.0
Cost of sales	245,449		48.2	262,240	49.2

Gross profit	264,238		51.8	270,600	50.8

Research and development	24,771		4.9	25,889	4.9
Selling, general and administrative	138,495		27.2	149,316	28.0
Amortization	2,753		0.5	2,974	0.6
Interest expense	6,667		1.3	6,026	1.1
Other charges (income), net	6,361	(c)	1.2	(189)	(0.1)

Earnings before taxes	85,191		16.7	86,584	16.3

Provision for taxes	22,267		4.4	23,310	4.4

Net earnings	$62,924		12.3	$63,274	11.9

Basic earnings per common share:
Net earnings	$1.88			$1.76
Weighted average number of common shares	33,553,946			35,930,778

Diluted earnings per common share:
Net earnings	$1.84			$1.72
Weighted average number of common and common equivalent shares	34,153,116			36,873,667
Note:

(a)	Local currency sales increased 1% as compared to the same period in 2007.
RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	December 31, 2008		% of sales	December 31, 2007	% of sales

Earnings before taxes	$85,191			$86,584
Amortization	2,753			2,974
Interest expense	6,667			6,026
Other charges (income), net	6,361	(c)		(189)

Adjusted operating income	$100,972	(b)	19.8	$95,395	17.9

Notes:

(b)	Adjusted operating income increased 6% as compared to the same period in 2007.

(c)	Includes a restructuring charge of $6.4 million which primarily represents severance costs related to workforce reductions.
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METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Twelve months ended			Twelve months ended
	December 31, 2008		% of sales	December 31, 2007	% of sales

Net sales	$1,973,344	(a)	100.0	$1,793,748	100.0
Cost of sales	980,263		49.7	897,567	50.0

Gross profit	993,081		50.3	896,181	50.0

Research and development	102,282		5.2	92,378	5.1
Selling, general and administrative	579,806		29.4	529,126	29.5
Amortization	10,553		0.5	11,682	0.7
Interest expense	25,390		1.3	21,003	1.2
Other charges (income), net	8,981	(c)	0.4	(875)	(0.0)

Earnings before taxes	266,069		13.5	242,867	13.5

Provision for taxes	63,291		3.2	64,360	3.5

Net earnings	$202,778		10.3	$178,507	10.0

Basic earnings per common share:
Net earnings	$5.92			$4.82
Weighted average number of common shares	34,250,310			37,025,209

Diluted earnings per common share:
Net earnings	$5.79			$4.70
Weighted average number of common and common equivalent shares	35,048,859			37,952,923
Note:

(a)	Local currency sales increased 6% as compared to the same period in 2007.
RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Twelve months ended			Twelve months ended
	December 31, 2008		% of sales	December 31, 2007	% of sales

Earnings before taxes	$266,069			$242,867
Amortization	10,553			11,682
Interest expense	25,390			21,003
Other charges (income), net	8,981	(c)		(875)

Adjusted operating income	$310,993	(b)	15.8	$274,677	15.3

Notes:

(b)	Adjusted operating income increased 13% as compared to the same period in 2007.

(c)	Includes a restructuring charge of $6.4 million which primarily represents severance costs related to workforce reductions.
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METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	December 31, 2008	December 31, 2007

Cash and cash equivalents	$78,073	$81,222
Accounts receivable, net	348,614	354,596
Inventory	170,613	173,725
Other current assets and prepaid expenses	73,565	73,666

Total current assets	670,865	683,209

Property, plant and equipment, net	285,008	265,665
Goodwill and other intangibles	520,721	540,787
Other non-current assets	185,935	188,553

Total assets	$1,662,529	$1,678,214

Short-term debt	$12,492	$11,570
Accounts payable	111,442	127,109
Accrued and other current liabilities	303,664	309,094

Total current liabilities	427,598	447,773

Long-term debt	441,588	385,072
Other non-current liabilities	290,096	264,083

Total liabilities	1,159,282	1,096,928

Shareholders’ equity	503,247	581,286

Total liabilities and shareholders’ equity	$1,662,529	$1,678,214

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METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended		Twelve months ended
	December 31,		December 31,
	2008	2007	2008	2007

Cash flow from operating activities:
Net earnings	$62,924	$63,274	$202,778	$178,507
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	6,793	7,163	28,987	26,664
Amortization	2,753	2,974	10,553	11,682
Deferred taxation	12,094	28,888	4,137	22,234
Excess tax benefits from share-based payment arrangements	(610)	(4,350)	(1,609)	(9,573)
Other	1,232	1,909	5,339	7,439
Increase in cash resulting from changes in operating assets and liabilities (a)	(22,290)	(40,727)	(26,421)	(8,736)

Net cash provided by operating activities (a)	62,896	59,131	223,764	228,217

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	123	2,865	13,307	6,263
Purchase of property, plant and equipment	(23,548)	(22,719)	(61,008)	(47,545)
Acquisitions	(392)	—	(999)	(106)

Net cash used in investing activities	(23,817)	(19,854)	(48,700)	(41,388)

Cash flows from financing activities:
Proceeds from borrowings	70,892	27,986	306,602	132,298
Repayments of borrowings	(138,443)	(7,185)	(259,566)	(102,199)
Proceeds from exercise of stock options	1,909	9,687	5,228	21,217
Excess tax benefits from share-based payment arrangements	610	4,350	1,609	9,573
Repurchases of common stock	(4,375)	(70,364)	(229,671)	(324,870)
Refinancing fees	(264)	—	(3,349)	—

Net cash used in financing activities	(69,671)	(35,526)	(179,147)	(263,981)

Effect of exchange rate changes on cash and cash equivalents	(2,374)	2,086	934	7,105

Net (decrease) increase in cash and cash equivalents	(32,966)	5,837	(3,149)	(70,047)

Cash and cash equivalents:
Beginning of period	111,039	75,385	81,222	151,269

End of period	$78,073	$81,222	$78,073	$81,222

Note:

(a)	The decrease for the twelve months ended December 31, 2008 resulted principally from reduced accounts payable balances of $42.3 million.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$62,896	$59,131	$223,764	$228,217
Excess tax benefits from share-based payment arrangements	610	4,350	1,609	9,573
Payments in respect of restructuring activities	(667)	—	(667)	—
Proceeds from sale of property, plant and equipment	123	2,865	13,307	6,263
Purchase of property, plant and equipment	(23,548)	(22,719)	(61,008)	(47,545)

Free cash flow (a)	$39,414	$43,627	$177,005	$196,508

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METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS
LOCAL CURRENCY SALES GROWTH BY DESTINATION

	Europe	Americas	Asia/RoW	Total

Three Months Ended December 31, 2008	1%	-3%	6%	1%

Twelve Months Ended December 31, 2008	6%	2%	16%	6%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Twelve months ended
	December 31,					December 31,
	2008		2007		% Growth	2008		2007		% Growth

EPS as reported, diluted	$1.84		$1.72		7%	$5.79		$4.70		23%

Discrete tax items	—		—			(0.17	)(c)	(0.03	)(d)
Restructuring charge, net of tax	0.14	(a)	—			0.14	(a)	—

Purchased intangible amortization	0.02	(b)	0.01	(b)		0.08	(b)	0.07	(b)

Adjusted EPS, diluted	$2.00		$1.73		16%	$5.84		$4.74		23%

Notes:

(a)	Represents the EPS impact of a restructuring charge of $6.4 million ($4.7 million after tax) for both the three and twelve months ended December 31, 2008, which primarily includes severance costs related to workforce reductions.

(b)	Represents the EPS impact of purchased intangibles amortization, net of tax, of $0.7 million for the three months ended December 31, 2008 and 2007 and $2.7 million and $2.6 million for the twelve months ended December 31, 2008 and 2007, respectively.

(c)	Discrete tax items in 2008 pertain to the EPS impact of a discrete tax benefit of $2.5 million related to favorable withholding tax law changes in China recorded during the first quarter and a discrete net tax benefit of $3.5 million primarily related to the closure of certain tax matters recorded during the third quarter.

(d)	Discrete tax items in 2007 pertain to the EPS impact of tax benefits related to the favorable resolution of certain tax matters and other adjustments related to prior years of $3.4 million partially offset by a charge of $2.3 million primarily related to a tax law change recorded during the third quarter.
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